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Exhibit 10.08

AMENDMENT NO. 1
TO
RIGHTCHOICE MANAGED CARE, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN

        WHEREAS, RightCHOICE Managed Care, Inc. (hereinafter called "RightCHOICE") maintains the RightCHOICE Managed Care, Inc. Executive Deferred Compensation Plan (hereinafter called "Plan") which Plan was amended and restated effective as of July 1, 2000; and

        WHEREAS, RightCHOICE desires to amend said Plan effective as of October 15, 2001;

        NOW, THEREFORE, RightCHOICE does hereby amend the Plan effective as of October 15, 2001, so that it will read as follows:

I.

        The following new Section 2.11 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "Section 2.11. Incentive Award. "Incentive Award" means a Participant's incentive award under the Management Incentive Program (MIP) or Sales Incentive Plan (SIP), as amended from time to time, or other incentive plan or program adopted by the Committee, including any bonus, incentive award or supplemental payment made by the Company, WellPoint Health Networks, Inc. or one of its subsidiaries."

II.

        The following sentence is hereby added to Section 2.15 of the Plan:

          "For purposes of determining whether a Participant has satisfied the requirements for Retirement, service with WellPoint Health Networks, Inc. or a subsidiary thereof and/or participation in a nonqualified deferred compensation plan of WellPoint Health Networks, Inc. or a subsidiary thereof shall be taken into account."

III.

        The first paragraph of Section 4.2 is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "Section 4.2 Company Contributions. For each Plan Year the Company will contribute to the Company Contribution Unit of a Participant the amounts described in paragraphs (a), (b) and (c) below; provided, however, that no Company Contributions will be made under this Plan on behalf of a Participant until the Participant is eligible to receive a Company contribution to the Savings Plan."

IV.

        The second paragraph of Section 5.1 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "The retirement benefit for a Retirement Unit will be paid in the manner which the Participant elects when he enrolls in the Retirement Unit. Except as otherwise provided in Section 5.11, after the Participant enrolls in a Retirement Unit and elects the form of payment, he may not change his enrollment and/or election. A Participant may elect to receive his retirement benefit in either a lump sum or annual installments over 5, 10 or 15 years. The lump sum payment will be made or annual installment payments will commence on or before January 31 of the year following the Participant's Retirement."

V.

        Section 5.2 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "Section 5.2 Early Payment Unit. A Participant who enrolls in an Early Payment Unit under this Plan must specify the date on which he elects to receive a lump sum payment of the value of the Deferral Account for the Early Payment Unit. The payment date specified must be a date no earlier than twelve (12) months after the date of the deferral election. Except as otherwise provided in Section 5.11, after the Participant enrolls in an Early Payment Unit and elects the date of payment, he may not change his enrollment and/or election. On the specified payment date, the Participant will receive a lump sum payment of the value of the Deferral Account for the Early Payment Unit as of the Valuation Date immediately preceding the date of distribution."

VI.

        Section 5.3 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "Section 5.3 Company Contribution Unit. The retirement benefit for a Company Contribution Unit will be paid out following termination of employment in the same manner as a Retirement Unit according to the form of payment which the Participant elects. Except as otherwise provided in Section 5.11, after the Participant elects the form of payment, he may not change his election."

VII.

        Section 5.5 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "Section 5.5 Termination of Employment. If a Participant terminates employment before he is eligible for Retirement under the Plan, he will receive a lump sum payment of the value of his vested Deferral Accounts for any Retirement Unit, Early Payment Unit(s) and Company Contribution Unit upon his termination of employment. If a Participant terminates employment after he is eligible for Retirement under the Plan, he will receive retirement benefits in the manner he elected for any Retirement Unit and Company Contribution Unit as provided in Section 5.1 and will receive a lump sum payment for any Early Payment Unit(s) on the date(s) he elected pursuant to this Article V."

VIII.

        Section 5.6 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "Section 5.6 Disability. If a Participant suffers a Disability, the Participant will be deemed to be eligible for Retirement under the Plan. The Participant will receive retirement benefits in the manner he elected for any Retirement Unit and Company Contribution Unit and will receive a lump sum payment for any Early Payment Unit(s) on the date(s) he elected pursuant to this Article V."

IX.

        Section 5.9 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "Section 5.9 Small Benefit. Upon termination of a Participant's employment, in the event the Committee determines at any time that the balance of a Participant's Deferral Account is less than

  $25,000, or the portion of the balance of the Participant's Deferral Account payable to any Beneficiary is less than $25,000, the Company may pay the benefit in the form of a lump sum payment, notwithstanding any provision of this Article 5 to the contrary. Such lump sum payment shall be equal to the balance of the Participant's Deferral Account or the portion thereof payable to a Beneficiary."

X.

        The following new Section 5.11 is hereby added after Section 5.10 of the Plan:

          "Section 5.11 Changes in Enrollments and Elections. A Participant may (i) change an enrollment in a Retirement Unit to an Early Payment Unit, or vice versa, or (ii) change his election of the method of payment of a Retirement Unit, or the year in which an Early Payment Unit will be paid; provided, however, that such subsequent enrollment or election must be made no later than twelve (12) months before the date the Participant was previously scheduled to receive a distribution of such Unit. The newly specified payment date must be a date no earlier than twelve (12) months after the date of the subsequent enrollment or election."

XI.

        Paragraph (b) of Section 8.2 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "(b) Payments Upon Termination. Upon any termination of the Plan under this Section 8.2, the Participants will be deemed to have voluntarily terminated their participation under the Plan as of the date of such termination. Salary and Incentive Awards shall prospectively cease to be deferred for the then Plan Year. Termination of the Plan shall not, without the consent of the Participants, adversely affect the rights of Participants or Beneficiaries to the benefits that have accrued under this Plan before such termination. Termination of the Plan shall not result in an acceleration of the payment of benefits, which will be paid in accordance with the provisions of the Plan as of the date of Plan termination."

        IN WITNESS WHEREOF, RightCHOICE has caused this Amendment No.1 to be adopted effective as of the 15th day of October, 2001.

RIGHTCHOICE MANAGED CARE, INC.

By:
/s/ JOHN A. O'ROURKE John A. O'Rourke Chief Executive Officer

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  Exhibit 10.08
AMENDMENT NO. 1 TO RIGHTCHOICE MANAGED CARE, INC. EXECUTIVE DEFERRED COMPENSATION PLAN